EXHIBIT 23.1

                   CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT

     As independent chartered accountants, we hereby consent to the incorporation by reference in this registration statement of our reports for the years ending December 31, 2001 and December 31, 2002 of Snelling Travel, Inc. and to all references to our Firm included in this registration statement.



                                             /s/ Edward Charles Horton, CPA
                                             ------------------------------
August 12, 2002                              Edward Charles Horton, CPA
                                             Citrin Cooperman & Company, LLP
                                             530 Morris Avenue
                                             Springfield, NJ 07081